Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (April 26, 2007) - M/I Homes, Inc. (NYSE:MHO) announced results for the first quarter ended March 31, 2007.

The Company recorded net income of $2.2 million and diluted earnings per share of $0.16 in 2007’s first quarter compared to 2006’s net income and diluted earnings per share of $16.4 million and $1.14, respectively. Included in 2007 first quarter results are after-tax charges totaling $2.1 million, or $0.15 per diluted share, for inventory impairment charges of $0.7 million, deposit and pre-acquisition cost write-offs of $0.6 million and $0.8 million of costs associated with workforce reductions.

New contracts and homes delivered during for the first quarter of 2007 were 942 and 704, respectively, compared to new contracts of 1,137 and homes delivered of 832 for the first quarter of 2006. Backlog of homes at March 31, 2007 had a sales value of $589 million, with an average sales price of $335,000 and backlog units of 1,761. Backlog of homes at March 31, 2006 had a sales value of $1.1 billion, with an average sales price of $346,000 and backlog units were 3,112. M/I Homes had 161 active communities at March 31, 2007 compared to 155 at March 31, 2006.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Our first quarter results reflect the challenging conditions that we continue to face in most of our markets. Our gross margins declined to 21.2% from 27.3% and homes delivered declined 15% from a year ago. In addition, we incurred additional impairment, abandonment and severance charges. There were a number of positives during the quarter - new contracts exceeded those written in the entire second half of last year, our cancellation rate declined to 25%, our Mid-Atlantic region experienced a 66% increase in new contracts, and we completed a $100 million preferred stock offering that strengthened our financial condition with shareholders’ equity reaching $718 million. ”

Mr. Schottenstein, continued, “We remained focused on a number of initiatives as we manage through this downturn and position ourselves for future opportunities. These include: (i) the implementation and refinement of company-wide systems and practices designed to improve and enhance the customer experience; (ii) the launching of a new website and the development of new and more efficient ways to utilize the internet as a sales, marketing and business tool; (iii) the continued modification and development of new home designs and product offerings; and (iv) the reduction of land and expense levels. We continue to estimate that we will deliver approximately 3,000 homes in 2007 and produce diluted earnings per share of $0.50 to $1.00, inclusive of the dilutive impact of our preferred stock issuance.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through April 26, 2008.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 70,000 homes. The Company’s homes are marketed and sold under the trade names M/I Homes, Showcase Homes and Shamrock Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and West Palm Beach, Florida; Charlotte and Raleigh, North Carolina; Delaware; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Senior Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006

Revenue	$224,459	$259,055

Net income	$ 2,230	$ 16,378

Earnings per share
Basic	$ 0.16	$ 1.16
Diluted	$ 0.16	$ 1.14

Weighted average shares outstanding
Basic	13,943	14,110
Diluted	14,120	14,313

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006

Revenue	$224,459	$259,055
Gross margin	47,593	70,689
General and administrative expense	21,764	20,199
Selling expense	17,979	20,913
Operating income	7,850	29,577
Interest expense	4,251	3,161
Income before income taxes	3,599	26,416
Income taxes	1,369	10,038
Net income	$ 2,230	$ 16,378

Revenue:
Housing revenue	$213,957	$247,990
Land revenue	4,366	1,650
Other	784	3,687
Total homebuilding revenue	$219,107	$253,327

Financial services revenue	5,352	6,987
Eliminations	-	(1,259)
Total revenue	$224,459	$259,055

Additional Information:
Average closing price	$ 304	$ 298
Housing gross margin percentage	19.2%	25.3%
Land gross margin percentage	21.6%	9.3%
Land gross margin dollars	$ 942	$ 153

Financial services pre-tax income	$ 2,650	$ 4,067

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

Three Months Ended
March 31,
	2007	2006

EBITDA (1)	$ 16,040	$ 33,109
Interest incurred - net of fee amortization	$ 9,702	$ 9,255
Interest amortized to cost of sales	$ 3,396	$ 857
Depreciation and amortization	$ 1,925	$ 1,545
Non-cash charges	$ 3,176	$ 1,464

Cash provided by (used in) operating activities	$ 53,196	$ (97,405)
Cash used in investing activities	$ (2,234)	$ (8,395)
Cash provided by (used in) financing activities	$ (58,243)	$ 90,998

Units:
New contracts	942	1,137
Homes delivered	704	832

(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

	March 31,
	2007	2006
Backlog:
Units	1,761	3,112
Aggregate sales value (million)	$ 589,000	$1,076,000
Average sales price	$ 335	$ 346

	March 31,
	2007	2006
Balance Sheet and Operating Data:
Unrestricted cash/cash held in escrow	$ 21,276	$ 31,477

Homebuilding inventory:
Lots, land and land development costs	$ 762,602	$ 862,404
Land held for sale	23,724	-
Homes under construction	353,553	341,729
Land purchase deposit	4,447	12,716
Other	33,416	14,815
Total homebuilding inventory	$1,177,742	$1,231,664

Total assets	$1,395,643	$1,420,373
Homebuilding debt	$ 485,605	$ 592,575
Shareholders’ equity	$ 717,661	$ 597,153
Book value per share	$ 51.11	$ 42.61
Homebuilding net debt/capital ratio	39%	47%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	March 31, 2007			March 31, 2006

	Lots	Lots Under		Lots	Lots Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest Region	7,125	515	7,640	8,505	4,222	12,727

Florida Region	8,703	785	9,488	9,828	1,690	11,518

Mid-Atlantic Region	2,722	1,141	3,863	2,985	2,514	5,499

Total	18,550	2,441	20,991	21,318	8,426	29,744